EXHIBIT 99B.1

CONSOLIDATED STATEMENTS OF                            U S WEST, Inc.
INCOME (UNAUDITED)
                                           Quarter Ended
Dollars in millions,                          March 31,       %
except per share amounts                   1995      1994   Change
- --------------------------------------------------------------------
SALES AND OTHER REVENUES                 $2,828    $2,641       7.1

EXPENSES
Employee-related expenses                   978       911       7.4
Other operating expenses                    510       477       6.9
Taxes other than income taxes               114       108       5.6
Depreciation and amortization               560       503      11.3
Interest expense                            128       109      17.4
Equity losses in unconsolidated
  ventures                                   57        35      62.9
Gains on sales of rural
  telephone exchanges                        63        24        -
Other expense - net                           6         -        -
                                      ------------------------------

Income before income taxes                  538       522       3.1

Provision for income taxes                  208       198       5.1
                                      ------------------------------
NET INCOME                                 $330      $324       1.9
                                      ==============================


Average common shares outstanding       468,557   444,378       5.4
 (thousands)                          ==============================


EARNINGS PER COMMON SHARE                 $0.70     $0.73      (4.1)
                                      ==============================








<F1>
Note: Certain reclassifications within the financial statements have been made to conform to the current year presentation.

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